UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2018 (March 19, 2018)

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane

Brentwood, Tennessee 37027

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

On March 19, 2018, Quorum Health Corporation (the “Company” and “us”) received notice from Community Health Systems, Inc. (“CHS”) that CHS was seeking to terminate, effective September 30, 2018 (or earlier if agreed by the parties), the Shared Services Transition Services Agreement, dated April 29, 2016, by and between Revenue Cycle Service Center, LLC and QHCCS, LLC (the “SSC TSA”) and the Computer and Data Processing Transition Services Agreement, dated April 29, 2016, by and between CHSPSC, LLC and QHCCS, LLC (the “IT TSA”), as a result of alleged breaches by the Company of the SSC TSA and IT TSA. The notice from CHS also provides that CHS is willing, at the Company’s option, to discuss terminating, effective September 30, 2018, the Receivables Collection Agreement, the Eligibility Screening Services Agreement, and the Billing and Collection Agreement, each dated April 29, 2016. Collectively, these transition services agreements were established by CHS in connection with our spin-off from CHS on April 29, 2016 and define services to be provided by CHS to the Company. The transition services agreements generally have five-year terms and include, among others, the provision for services related to information technology, payroll processing, certain human resources functions, patient eligibility screening, billing, collections and other revenue management services.

As previously disclosed, on August 4, 2017, we received a demand for arbitration from CHS seeking payment of certain amounts withheld by us pursuant to the SSC TSA and IT TSA. We contend that the amounts are not payable to CHS and were not properly billed by CHS under the agreements. The matter is pending before the American Arbitration Association. CHS seeks payment of approximately $9.0 million relating to these two transition services agreements. We intend to vigorously contest the charges as not payable to CHS under the transition services agreements and have made a counterclaim for termination of the agreements as well as substantial damages we believe we have suffered as a result of the transition services agreements and other actions taken by CHS in connection with the spin-off. The arbitration has been scheduled for June 18-29, 2018. A decision is expected by early August 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ Michael J. Culotta
Michael J. Culotta
Executive Vice President
and Chief Financial Officer
(principal financial officer and principal accounting officer)

Date: March 20, 2018

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